Exhibit 99.1

Letter to Shareholders

Dear Shareholders,

I hope this letter finds you well this holiday season. While this communication is unusual for this time of year, I feel it’s important to address a matter that has been brought to my attention. Short sellers are likely planning to create a negative news cycle targeting Unusual Machines, taking advantage of the holidays to manipulate our share price for personal financial gain. While unfortunate, these predatory tactics are something that comes with our growing profile and the increasing significance of what we’re building. I want to provide you with the facts about our progress and position, enabling you to make investment decisions for yourselves, free from the noise of misinformation.

Let me be clear: this company’s mission and integrity are unshakeable, and we are well-positioned to keep executing on our vision.

Our Integrity

We hold ourselves to high standards of transparency and accountability, even when it requires difficult decisions. For example:

•	Proactive Auditor Changes: Leading up to our IPO, we identified concerns with our auditing firm. While we were unable to change firm prior to the IPO, we highlighted it as a risk factor in our S-1 filing (S-1). Then, immediately following the IPO, we transitioned to a more diligent firm (8-K). Notably, the firm we left was later deemed unsuitable for hundreds of other companies. This proactive decision is an example our commitment to accountability to our shareholders.
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Transparency in Communication: We work to maintain a high level of transparency by providing shareholder letters like this one. In our end of quarter letters, we directly highlight important aspects like our cash burn (Q1 Earnings) (Q2 Earnings) (Q3 Earnings) and present it plainly so that investors can have accurate information to make decisions.

•	Simplified Corporate Structure: We streamlined our corporate structure, moving our jurisdiction of incorporation from Puerto Rico to Nevada (Reincorporation 8-K), and simplified our cap table, which now consists entirely of common stock with a few remaining cash warrants (Conversion 8-K). We have worked very hard to simplify our ownership structure so that there is no obscurity or structure that could disadvantage any of our shareholders.

Our actions have and will continue to reflect our integrity.

Our Motivation

In today’s media landscape, it’s easy to throw around accusations like “pump and dump.” While our stock price jumped recently, it was not the result of any marketing campaign initiated or sponsored by us.

Let me assure you: this team is deeply committed to building a company that diversifies drone supply chains and supports U.S. manufacturing. Our actions reflect this long-term focus:

•	Leadership Commitment: I reduced my salary in exchange for equity (Form 4) and personally invested in the company multiple times (May 2024 Form 4) and (October 2024 Form 4).
•	Financing Strategy: Our most recent funding round was completed above market (Private Placement), with cash-only warrants to demonstrate our commitment to sustainable financing. More recently, despite a significant increase in share price and volume, we opted against an “at-the-market” financing opportunity, prioritizing the long-term interests of our shareholders.

These are not the actions of a company focused on short-term financial gain. Our motivation is to build a healthy balance sheet and cap table, positioning Unusual Machines to seize the massive opportunities in the drone market.

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Our Execution

One year ago, we were a team of just two employees. Today, we have 15 full-time staff. In one year, with a small team, we have demonstrated our ability to execute and deliver on ambitious goals:

•	Going Public: We successfully completed our IPO (IPO Press Release).
•	Strategic Acquisitions: We acquired Rotor Riot and Fat Shark, expanding our market presence (Acquisition Press Release).
•	Launching U.S.-Made Products: We transitioned into drone component production with the launch of the Brave F7 Flight Controller—our first U.S.-made product (see Press Release dated, July 16, 2024).
•	Defense Industry Approval: The Brave F7 earned a place on the Department of Defense’s Blue UAS Framework list (see Press Release dated, August 7, 2024), reflecting our commitment to high standards and compliance and the willingness to undergo external audits of not only our finances, but of our products.

We expect to continue to grow and increase our speed of execution. Our early results indicate our ability to compete with—and eventually outperform—global players in the drone industry.

Looking Ahead

We know that increased visibility invites increased scrutiny. Rest assured: negative media or attempts to manipulate our share price will not distract us. We are focused on executing our vision of becoming a major U.S. drone technology company, strengthening supply chains, and reducing reliance on foreign manufacturers.

To the short sellers hoping to profit from undermining our work: you underestimate the strength of our team, our shareholders, and our mission. To our supporters—thank you for believing in us and helping to build a stronger, more secure future for the drone industry.

What you can do to help

For long-term shareholders that believe in the Company’s future, we suggest you consider taking one of the following actions to stop short sellers from being able to borrow your shares:

1) Most brokerages (like Schwab, Interactive Brokers, etc.) automatically enroll you in share lending if you have a margin account. Hold your UMAC shares in a cash account at your brokerage firm instead of a margin account.

2) Opt-out of any securities lending programs which should stop your broker from lending your shares.

3) Move your shares to our transfer agent Equity Stock Transfer were we can be sure no one can borrow them. The Company will pay all transfer agent costs associated with moving your shares both to and from your brokerage account provided they are DRS transfers. Please note that once your shares are moved to our transfer agent, your ability to transfer your shares back to a brokerage firm and sell may take up to a few days. If you are interested in this – please email us at investors@unusualmachines.com.

I wish you and your loved ones a joyful holiday season and look forward to even greater achievements in the coming year.

Regards,
Allan Evans
CEO, Unusual Machines, Inc.

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About Unusual Machines, Inc.

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot e-commerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant component supplier to the fast-growing multi-billion-dollar US drone industry and the global defense business. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

For more information visit Unusual Machines at https://www.unusualmachines.com/.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including our expected growth and ability to compete. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The results expected by some or all of these forward-looking statements may not occur. Factors that affect our ability to achieve these results include our ability to sell U.S. made drone parts and compete with sale of non-Chinese made drone parts, the impact of the economy on our B2C market including future inflation and a possible recession, the continuation of the wars in Ukraine, and the Middle East, governmental delays, future interest rates, and our ability to enhance our existing products, develop new products and create new services for our customers and future customers, and the Risk Factors contained in our Prospectus filed with the Securities and Exchange Commission on October 25, 2024. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

CS Investor Relations

917-633-8980

investors@unusualmachines.com

SOURCE: Unusual Machines, Inc.

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